Mondee Acquires Leading Brazilian B2B Travel Company, Orinter, Strengthening its Global Position as a Modern Marketplace Comprising Travel Content and Experiences in the Global Gig Economy

Mondee resumes its accretive M&A strategy by acquiring complementary, synergistic businesses that expand its geographic footprint and enhance its marketplace.

Austin, Texas, February 1, 2023 — Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a technology-driven, next-generation marketplace that enables growth in a $1 trillion segment of the travel market, today announced the acquisition of Orinter, a high-growth and leading travel provider with a strong presence in Brazil and Latin America.

Mondee is already a market leader in North America. Brazil, the largest and one of the more dynamic markets in South America, offers a natural expansion opportunity. Orinter is a disruptive growth company in a high growth market, evidenced by its 2019 – 2022 net revenue CAGR of 38%, despite two full years of the pandemic.

Orinter’s leading B2B position in the hotel, packages and ground transport markets underpins a take-rate of approximately 13% and post-pandemic restored profitability of >30% EBITDA margin, with 2022 EBITDA of $9.3 million. The acquisition, valued at approximately $40 million is comprised of cash and Mondee (MOND) common stock, plus an additional future earn-out linked to increases in EBITDA.

Orinter currently serves 4,800 travel companies whose integration through this acquisition expands Mondee's geographic footprint to include Brazil's domestic and outbound travel market. Additionally, Orinter’s direct relationships with Latin American hotels will provide valuable cross-sell opportunities for Mondee.

Furthermore, the acquisition will enable Mondee to broaden the distribution of Orinter's travel content through its 50,000 travel affiliates and access to 125 million closed group members. Mondee also plans to leverage its proprietary technology platform and deploy revenue enhancements such as FinTech and ancillary solutions, while optimizing expenses to achieve meaningful top-line and bottom-line synergies.

Mondee's Chairman, CEO, and Founder, Prasad Gundumogula, stated, "we are thrilled to welcome Orinter’s seasoned management team into the Mondee family, and to kick-start our 2023 M&A activity by acquiring such a complementary and synergistic business that expands Mondee's geographic footprint and hotel product, while adding expert-backed experiential content.”

Orinter’s CEO, Ana Maria Berto, said, “all of our team at Orinter is excited to become a part of the Mondee next-generation travel business model and look forward to executing on the growth potential of our combined offerings and capabilities within Brazil and other markets.”

Mondee was advised by Lacaz Martins, Pereira Neto, Gurevich & Schoueri and Grant Thornton Brazil. Orinter was advised by Deschamps, Grutzmacher E Advogados Associados and Actus Auditores.

*Orinter’s 2022 financial results are based in part on 1 BRL to 0.19 USD currency conversion

Conference Call Information

Mondee will host a conference call tomorrow at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss the Orinter acquisition and Mondee Affiliate Network with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (844) 200-6205 and internationally at +1 (929) 526-1599, passcode 971613.

A webcast replay will be available on the Mondee Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +44 (204) 525-0658, passcode 382559, until midnight (ET) on February 23, 2023.

For Additional information, please visit: https://www.mondee.com.

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ABOUT MONDEE
Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. The company's platform processes over 50 million daily searches and generates a substantial transactional volume annually. Its network includes 50,000+ leisure travel advisors and gig economy workers, 500+ airlines, and over one million hotels and vacation rentals. The company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, please visit: https://www.mondee.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans, forecasts, and other expectations after the recently completed business combination between ITHAX Acquisition Corp. and Mondee Holdings II, Inc., the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability to maintain Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2022, the registration statement on Form S-1 declared effective by the SEC on October 12, 2022 and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

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